Exhibit 5.01

LAW OFFICES
REISMAN & ASSOCIATES, P.A.
6975 NW 62nd Terrace
Parkland, Florida 33067
Writer’s email: jbreisman@gmail.com

telephone 954-344-0809	facsimile 309-402-2342

May 27, 2008

Cleartronic, Inc..

8000 Federal Highway

Boca Raton, FL 33487

Dear Sir or Madam:

We have acted as counsel to Cleartronic, Inc., a Florida corporation (the “Company”), in connection with the preparation of a Registration Statement on Form SB-2, File No. 3333-135585 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Act”), relating to the offer and sale by the selling shareholders named therein of up to 1,487,400 shares of common stock, par value $.0001 per share of the Company (the “Selling Stockholders’ Shares”).

In connection with this opinion, we have reviewed originals or copies of the following documents: (a) the Registration Statement and the exhibits thereto, (b) the Articles of Incorporation, as amended, of the Company, (c) the Bylaws of the Company, (d) certain records of the Company's corporate proceedings and (e) such statutes, records and other documents as we have deemed relevant or necessary for the purpose of this opinion.

In rendering our opinion herein, the documents we have examined were originals or copies, certified or otherwise identified to our satisfaction. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied upon statements and certificates of the Company or of government or other officials.

Based on the foregoing, we are of the opinion that the Selling Stockholder Shares will, when acquired by them and sold as set forth in the Registration Statement will be legally issued, fully paid and non-assessable

The opinions expressed herein are limited to the laws of the State of Florida and we express no opinion with respect to the laws of any other country, state or jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” therein. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Reisman & Associates, P.A.

Reisman & Associates, P.A.